Exhibit 10.1

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

COMPLETE SOLARIA, INC.

AMENDMENT TO SAFE

This Amendment (this “Amendment”) to that certain Simple Agreement for Future Equity, dated as of January 31, 2024 (the “SAFE”), is entered into as of April 21, 2024, by and between Complete Solaria, Inc., a Delaware corporation (the “Company”), and Rodgers Family Freedom and Free Markets Charitable Trust (the “Investor”). Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the SAFE.

RECITALS

WHEREAS, the Company and the Investor previously entered into the SAFE.

WHEREAS, pursuant to Section 5(a) of the SAFE, any provision of the SAFE may be amended, waived or modified by written consent of the Company and the Investor.

WHEREAS, the Company and the Investor desire to amend the SAFE to covert the SAFE into the Conversion Shares (defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration (including payment already made by the Investor of $_____________ (the “Investment Amount”)), the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(1)	Definitions.

a.	Conversion Date means April 19, 2024.

b.	Conversion Date Price means 0.8 times the price of one share of the Company’s Common Stock as reported by Nasdaq at the close of trading on the Conversion Date.

c.	Conversion Shares means that number of shares of Common Stock of the Company equal to the Investment Amount divided by the Conversion Date Price.

(2)	Closing. In exchange for the cancellation of the SAFE, the Company hereby agrees to issue to the Investor the Conversion Shares. Investor’s SAFE is hereby amended and modified by this Amendment to the full extent necessary to permit and facilitate the SAFE’s conversion into the shares of Common Stock, and such SAFE shall be deemed terminated in full and null, void and of no further force or effect. The closing of the transactions contemplated by this Amendment, including delivery of the Conversion Shares, will occur at the offices of the Company after the Company obtains stockholder consent approving of this Amendment and the transactions contemplated herein, or at such other time and place as the parties may mutually agree.

(3)	Investment Representations. In connection with the purchase of the Conversion Shares, Investor represents to the Company the following:

a.	Investor is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Conversion Shares. Investor is purchasing the Conversion Shares for investment for Investor’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

b.	Investor understands that the Conversion Shares has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Investor’s investment intent as expressed in this Amendment.

c.	Investor further acknowledges and understands that the Conversion Shares must be held indefinitely unless the Conversion Shares is subsequently registered under the Act or an exemption from such registration is available. Investor further acknowledges and understands that the Company is under no obligation to register the Conversion Shares. Investor understands that the certificate evidencing the Conversion Shares will be imprinted with a legend that prohibits the transfer of the Conversion Shares unless the Conversion Shares is registered or such registration is not required in the opinion of counsel for the Company.

d.	Investor is familiar with the provisions of Rule 144 under the Act as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

e.	Investor further understands that at the time Investor wishes to sell the Conversion Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Investor may be precluded from selling the Conversion Shares under Rule 144 even if the minimum holding period requirement had been satisfied.

f.	Investor further warrants and represents that Investor has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Investor’s own interests in connection with the purchase of the Conversion Shares by virtue of the business or financial expertise of Investor or of professional advisors to Investor who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

g.	Investor acknowledges that Investor has read all tax related sections and further acknowledges Investor has had an opportunity to consult Investor’s own tax, legal and financial advisors regarding the purchase of common stock under this Amendment.

h.	Investor acknowledges and agrees that in making the decision to purchase the common stock under this Amendment, Investor has not relied on any statement, whether written or oral, regarding the subject matter of this Amendment, except as expressly provided in this Amendment and in the attachments and exhibits to this Amendment.

i.	If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Investor has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Conversion Shares or any use of this Amendment, including (i) the legal requirements within its jurisdiction for the purchase of the Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Conversion Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Conversion Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

(4)	Restrictive Legends. All certificates representing the Conversion Shares will have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties to this Amendment):

a.	“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

b.	Any legend required by applicable blue sky laws.

(5)	Miscellaneous.

a.	Independent Counsel. Investor acknowledges that this Amendment has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Investor in any capacity. Investor has been provided with an opportunity to consult with Investor’s own counsel with respect to this Amendment.

b.	Entire Agreement; Amendment. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. This Amendment may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

c.	Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Amendment, (ii) the balance of the Amendment will be interpreted as if such provision were so excluded and (iii) the balance of the Amendment will be enforceable in accordance with its terms.

d.	Counterparts. This Amendment (including any schedules and/or exhibits hereto or thereto) may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

COMPANY:

COMPLETE SOLARIA, INC.

By:
Name:	Chris Lundell
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTOR:

Rodgers Family Freedom & Free Markets Charitable Trust

By:
Name:	T.J. Rodgers
Title:	CEO

(Signature Page to SAFE Amendment)

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